Filed Pursuant to
                                                                 Rule 424(b)(3)
                                                             File No. 333-83208

                         PRICING SUPPLEMENT NO. 9 DATED
                          APRIL 22, 2002 TO PROSPECTUS
                       DATED MARCH 15, 2002 AND PROSPECTUS
                         SUPPLEMENT DATED MARCH 15, 2002

                           BOEING CAPITAL CORPORATION

                      Boeing Capital Corporation InterNotes
                   Due Nine Months or More From Date of Issue

         Except as set forth herein, the Boeing Capital Corporation InterNotes offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 15, 2002, as amended and supplemented by the Prospectus Supplement dated March 15, 2002 (the "Prospectus").

Aggregate Principal Amount:           $4,859,000

Price to Public:                      100%

Concession:                           1.5%

Net Proceeds:                         $4,786,115

Original Issue Date                   April 25, 2002
(Settlement Date):

Stated Maturity Date:                 April 15, 2012

Interest Rate:                        6.00% per annum

Interest Payment Dates:               Commencing October 15, 2002 and
                                      thereafter on the 15th calendar day of
                                      each April and October of each year up to and including the Maturity Date

Optional Redemption:                  [ ] Yes
                                      [X] No

Survivor's Option:                    [X] Yes
                                      [ ] No

Form of Notes Issued:                 [X] Book-Entry Notes
                                      [ ] Certificated Notes

CUSIP Number:                         09700PAJ7

Joint Lead Managers and Lead Agents:  Banc of America Securities LLC and
                                      INCAPITAL, LLC

Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Edward D. Jones & Co.,
                                      L.P., Merrill Lynch & Co., Morgan
                                      Stanley, Quick and Reilly Inc., Salomon
                                      Smith Barney, U.S. Bancorp Piper Jaffray,
                                      UBS PaineWebber, Wachovia Securities